EXHIBIT 10.3

                                    AGREEMENT

Between:
                                 Gerald E. Sklar

                                       And

                          American Benefits Group, Inc.

WHEREAS Gerald E. Sklar (hereinafter called "Sklar") is the sole shareholder, Director and Officer of Trump Oil, Corp. (hereinafter called "Trump");

AND WHEREAS Sklar is a Director and Vice-President of American Benefits Group, Inc. (hereinafter called "ABFG");

AND WHEREAS Sklar represents to ABFG that Trump is a validly incorporated Company pursuant to the laws of the Province of Alberta and that it's only indebtedness is to Sklar in the amount of US $204,584.00, and that American Benefits Group, Inc. has an indebtedness to Trump for US$204,584.00;

AND WHEREAS Sklar further represents to ABFG that his shares of Trump are legally transferable to ABFG and that upon ABFG's payment to Sklar of the consideration noted hereafter the shares will be transferred to ABFG free and clear of any and all encumbrances whatsoever;

AND WHEREAS ABFG is desirous of purchasing all of the issued and outstanding shares of Trump upon the terms and conditions hereinafter recited and that ABFG will assume the indebtedness of Trump to Sklar in the amount of US$204,584.00 in lieu of Trump forgiving the indebtedness of ABFG in the amount of US$204,584.00.

AND WHEREAS Sklar is desirous of transferring all of the issued an outstanding shares of Trump to ABFG upon the terms and conditions hereinafter recited.

WITNESSTH THAT:

1. The Preamble of this Agreement is integral to this Agreement, forms part of the Agreement and that any and all Representations made by either party in the Preamble are binding in all respects upon the party making such Representations.

2. ABFG shall pay to Sklar the amount of US One Hundred ($100.00) Dollars in consideration for which Sklar shall transfer all of the issued and outstanding shares of Trump to ABFG free and clear of any and all encumbrances whatsoever.

3. From the date hereof through to and including the date on which ABFG advises Sklar that ABFG stands in the Registrar of Trump as the sole shareholder thereof Sklar agrees that Trump shall carry out no business activities of any kind or nature whatsoever and shall not incur any liability of any description.

4. Upon Sklars' receipt of the consideration noted in paragraph 2 herein Sklar shall immediately and without fail cause the records of Trump to reflect the transfer of Sklar's shares to Trump.

5.    This Agreement shall take effect on January 1, 1998.

WHEREFIRE THE PARTIES HERETO HAVE EXECUTED THESE PRESENTS AND AGREE TO BE BOUND BY THE TERMS HEREOF THIS 28th DAY OF DECEMBER, 19997,


/s/ Gerald E Sklar                               /s/ Titus D`Souza
-------------------------                        --------------------------
Gerald E. Sklar                                      Witness


/s/ Jerry G Mikolajczyk
-----------------------------
American Benefits Group, Inc.


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